Exhibit 23.2

Consent of Independent Auditor

We consent to the use in this Registration Statement (No. 333-221848) on Form S-4 of Forum Merger Corporation of our report dated March 27, 2017, relating to the consolidated financial statements of C1 Investment Corp., appearing in the Prospectus, which is a part of the Registration Statement.

We also consent to the reference of our firm under the heading “Independent Auditors” in such Prospectus.

/s/ RSM US LLP

Minneapolis, Minnesota

January 26, 2018